                                                                    Exhibit 10.3

Portions of this Exhibit have been omitted pursuant to a confidential treatment request filed with the Securities and Exchange Commission. An asterisk (*) identifies where such confidential treatment has been requested and information has been omitted. The omitted portions have been filed separately with the Securities and Exchange Commission.

                               AMENDMENT NO. 1 TO
                          YAHOO! INC. AND WEBHIRE, INC.
                               SERVICES AGREEMENT


         This Amendment No. 1 to the Yahoo! Inc. and Webhire, Inc. Services Agreement (the "Amendment") is entered into as of July 27, 1999 (the "Amendment Date") between Yahoo! Inc., a Delaware corporation with offices at 3420 Central Expressway, Santa Clara, CA 95051 ("Yahoo") and Webhire, Inc., a Delaware corporation with offices at 91 Hartwell Avenue, Lexington, MA 02421 ("Webhire") and amends the Yahoo! Inc. and Webhire, Inc. Services Agreement entered into between Yahoo and Webhire dated June 3, 1999 (the "Agreement").

         For good and valuable consideration, the receipt of which is hereby acknowledged, Yahoo and Webhire hereby agree to amend the Agreement as follows:

1. NEW EQUITY. On the date of closing of a financing in which SOFTBANK Capital Partners LP and/or its affiliates purchase twenty million dollars ($20,000,000) of Webhire's Common Stock, at least one million five hundred thousand dollars ($1,500,000) of which is purchased by Yahoo (the "Softbank Financing"), Webhire shall issue to Yahoo a Warrant to purchase eighty-four thousand five hundred fifty nine (84,559) shares of Webhire's Common Stock at a per share purchase price of $4.95 (the "New Warrant"). The New Warrant shall be issued in the form of EXHIBIT A to this Amendment. The New Warrant will be issued in
         addition to the Warrant to           purchase one hundred fourteen
         thousand six hundred fifty nine (114,659) shares of Webhire's Common Stock issued to Yahoo pursuant to Section 8.1 of the Agreement. If the Softbank Financing is not closed on or before October 29, 1999, Webhire's obligation to issue a warrant under this section will terminate and be without force or effect.

2. ADVERTISING ON YAHOO. Webhire will pay Yahoo a non-refundable, non-creditable slotting fee (the "Slotting Fee") equal to ******************************* in exchange for advertising and promotion appearing on Yahoo Properties (the "Webhire Advertising") during the time period beginning on the Amendment Date and ending on the date the Slotting Fee is exhausted pursuant to this Section 2 (the "Advertising Term"). The placement of the Webhire Advertising will be mutually agreed upon by the parties and, in all cases, subject to inventory availability. The Slotting Fee will be payable as follows:
         (i) ************************** within ten (10) days after the date of the closing of the Softbank Financing (the "Softbank Closing Date"),
         (ii) ************************************** no later than December 31,
         1999 and (iii) ******************************** no later than March 31,
         2000. The first payment of the Slotting Fee will be credited for any amounts already paid by Webhire to Yahoo for Webhire Advertising appearing during the Advertising Term. The parties agree that ******************************* of the Slotting Fee shall be designated as a setup, design and
         implementation (the "Setup Fee"). The parties further agree that they shall use commercially reasonable efforts to commence the advertising program during the third calendar quarter of 1999, and to schedule the remaining advertising and promotion evenly across each of the subsequent four (4) quarters. Webhire Advertising shall be credited against the full ********* Slotting Fee (regardless of the amount designated for the Setup Fee) at a rate that is no more than ********** ************ of the price on Yahoo's then current rate card after giving effect to, to the extent they exist, Yahoo standard volume and/or early payment discounts (the "Webhire Advertising Price"). The Webhire Advertising will be subject to the Standard Terms and Conditions for Yahoo! Advertising set forth in EXHIBIT B to this Amendment. If the Softbank Financing is not completed on or before October 29, 1999, then (a) Webhire shall not be required to pay
         Yahoo the Slotting Fee, (b) Yahoo shall not be required to place any advertising and promotion for Webhire on the Yahoo Properties pursuant to this Section and (c) Yahoo will still be entitled to payment from Webhire at the Webhire Advertising Price for any Webhire Advertising that appeared before October 29, 1999 but for which Yahoo has not yet been paid. In the event of termination of the Agreement by Webhire pursuant to Section 9.2, Webhire's obligation to pay any portion of the Slotting Fee due after the date of such termination shall cease and Webhire shall be entitled to receive only the amount of Webhire Advertising which could be obtained at the Webhire Advertising Price for the portion of the Slotting Fee already paid.

3. RIGHT OF OFFER. Yahoo will **************************** in the event that Yahoo, at its sole discretion, elects to create a preferred listing program primarily related to employment or recruiting on a site solely owned, created and branded by Yahoo (a "Program"). Yahoo shall
         ***********************************************************************
         **********************************************************************.
         If Webhire declines to commence good faith negotiations with Yahoo within ten (10) days after receiving such written notice from Yahoo, or if the parties fail to reach agreement within ten (10) days following the commencement of good faith negotiations (or such later date as is agreed by the parties), Yahoo shall *********************************.
         Advertising and promotional opportunities that are in the normal course of Yahoo's business including, but not limited to, banner ads on category pages and keyword search results pages and branded listings shall not be considered a new preferred listing program for the purposes of this Section 3.

4. ADVERTISING SALES. On a date mutually agreed upon after the Amendment Date, Yahoo and Webhire will meet to consider options that would allow Webhire to sell advertising on Yahoo Properties on behalf of Yahoo to recruiters on an agency basis. This section shall not create any obligation on either party to enter into such an agency relationship.

5. YAHOO PREMIUM SERVICES. On a date mutually agreed upon by the parties following the Amendment Date, Yahoo and Webhire will meet and use reasonable efforts to agree upon the specifications for the Yahoo Premium Services. The Yahoo Premium Services will be launched on a date mutually agreed upon after the launch of Yahoo Recruiter.

6. OTHER. Except as expressly amended as set forth herein, the Agreement shall remain in full force and effect in accordance with its terms. Capitalized terms not otherwise defined in this Amendment shall have the same meaning as in the Agreement. The section headings appearing in this Amendment are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section or in any way affect such section.

         This Amendment has been executed by the duly authorized representatives of the parties, effective as of the Amendment Date.



YAHOO! INC.                                 WEBHIRE, INC.

By:                                         By:
   -----------------------------               ------------------------------
Name:                                       Name:
   -----------------------------                 ----------------------------
Title:                                      Title:
      --------------------------               ------------------------------

                                    EXHIBIT A

                                 FORM OF WARRANT


NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER IN FORM REASONABLY ACCEPTABLE TO THE COMPANY'S COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED OR (iii) RECEIPT OF A NO ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

Number of Shares Issuable Upon Exercise: 84,559 Shares of Common Stock

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

                              Expires: June 3, 2004

THIS CERTIFIES THAT, for value received, Yahoo! Inc., a California corporation, is entitled to subscribe for and purchase 84,559 shares (as adjusted pursuant to the provisions hereof, the "Shares") of the Common Stock of Webhire, Inc., a Delaware corporation (the "Company"), at a price per share of $4.95 (as adjusted pursuant to the provisions hereof, the "Exercise Price"), subject to the provisions and upon the terms and conditions hereinafter set forth in this warrant ("Warrant"). As used herein, the term "Common Stock" shall mean the Company's presently authorized Common Stock, $.01 par value per share, and any stock into or for which such Common Stock may hereafter be converted or exchanged.

This Warrant is issued pursuant to the Services Agreement by and among the Company and Yahoo! Inc., dated as of June 3, 1999, as amended on July 28, 1999 (the "Agreement"). Capitalized terms not otherwise defined in this Warrant shall have the same meaning as in the Agreement.

1. TERM. This Warrant shall become exercisable, in whole or in part, at any time and from time to time from and after June 3, 2000 (the "Vesting Date"), provided that the Agreement is in effect on the Vesting Date. Notwithstanding the foregoing, the exercisability of this Warrant shall be accelerated, and this Warrant shall become exercisable, in whole or in part, upon the earliest to occur, prior to the Vesting Date, of (i) the termination of the Agreement by the Company at the Company's election, other than a rightful termination of the Agreement by the Company due to an uncured breach of the Agreement by Yahoo! Inc. or the holder of this Warrant, pursuant to Section 9.2 of the Agreement,
(ii) the rightful termination of the Agreement by the holder of this Warrant due to an uncured breach of the Agreement by the Company pursuant to Sections 9.2 and 9.3 of the Agreement, (iii) a Warrant Expiration Sale Event (as defined in
Section 4(a) hereof), or (iv) the date upon which the Company determines in its sole discretion that this Warrant shall become fully exercisable, as communicated in writing to the holder of this Warrant. This Warrant shall expire and no longer be exercisable at 5:00 p.m. Eastern Standard Time on June 3, 2004; provided, however, that this Warrant shall sooner expire (a) upon the termination of the Agreement prior to the Vesting Date (other than a termination described in subsections (i) and (ii) of this Section 1), (b) on October 29, 1999 in the event the Softbank Financing is not completed on or before that date or (c) upon the occurrence of a Warrant Expiration Sale Event.

2. METHOD OF EXERCISE; NET ISSUE EXERCISE.

(a) METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT. Subject to the provisions of Section 1 hereof, this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, by the surrender of this Warrant (with the Notice of Exercise form attached hereto as EXHIBIT A duly executed) at the principal office of the Company and the payment to the Company, by cash, bank check payable to the order of the Company or wire transfer of immediately available funds to the account of the Company, of an amount equal to the Exercise Price per share multiplied by the number of Shares then being purchased. The person or persons in whose name(s) any certificates representing Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of this Warrant, certificates for the Shares so purchased shall be delivered to the holder hereof as soon as possible and in any event within thirty (30) days of receipt of such notice and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible thereafter.

(b) RIGHT TO CONVERT WARRANT INTO STOCK; NET ISSUANCE.

(i) In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder may elect to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Common Stock, the aggregate value of which shares shall be equal to the value of this Warrant or the portion thereof being converted. The Conversion Right may be exercised by the holder by surrender of this Warrant at the principal office of the Company together with notice of the holder's intention to exercise the Conversion Right, in which event the Company shall issue to the holder a number of shares of the Company's Common Stock computed using the following formula:

                  X= Y(A-B)
                     ------
                         A

Where:

         X The number of shares of Common Stock to be issued to the holder.

         Y The number of shares of Common Stock representing the portion of this Warrant that is being converted.

         A        The fair market value of one share of the Company's Common
                  Stock.

         B The Exercise Price (as adjusted to the date of such calculations).

(ii) For purposes of this Section 2(b), the "fair market value" per share of the Company's Common Stock shall mean, the average daily Market Price (as defined below) during the period of the most recent 20 days, ending on the last business day before the effective date of exercise of the Conversion Right, on which the national securities exchanges were open for trading, except that if no class of the Common Stock is then listed or admitted to trading on any national securities exchange or quoted in the over-counter market, the fair market value shall be the Market Price on the last business day before the effective date of exercise of the Conversion Right. If the Common Stock is traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the National Market System (the "National Market System") of the National Association of Securities Dealers Automated Quotations System (the "NASDAQ"), the Market Price as of a specified day shall be the last reported sale price of the Common Stock on such exchange or on the National Market System on such date or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange or on the National Market System. If the Common Stock is not so listed or admitted to unlisted trading privileges, the Market Price as of a specified day shall be the mean of the last bid and asked prices reported on such date (x) by the NASDAQ or
(y) if
reports are unavailable under clause (x) above by the National Quotation Bureau Incorporated. If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and ask prices are not reported, the Market Price as of a specified day shall be determined in good faith by written resolution of the Board of Directors of the Company.

(c) AUTOMATIC CONVERSION. In the event of termination of this Warrant pursuant to Section 1 above, to the extent that this Warrant is then exercisable and such conversion would result in the issuance of shares to the holder, this Warrant shall be deemed automatically converted under Section 2(b) above immediately prior to the time at which it would otherwise expire.

3. STOCK FULLY PAID; RESERVATION OF SHARES. All Shares that may be issued upon the exercise of this Warrant shall, upon issuance, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which this Warrant may be exercised, the Company will at all times have duly authorized and reserved, for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock.

4. ADJUSTMENTS TO NUMBER OF SHARES AND EXERCISE PRICE. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as set forth below upon the occurrence of certain events described herein.

(a) RECLASSIFICATION OR MERGER. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation or entity (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in the case of any sale of all or substantially all of the assets of the Company (each, a "Sale Event"), the Company, or such successor or purchasing corporation or entity, as the case may be, shall issue and execute a new Warrant providing that the holder of this Warrant shall have the same rights to exercise such new Warrant as the holder has with respect to this Warrant and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of one share of Common Stock of the Company. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4(a) shall similarly apply to successive reclassifications, changes, mergers and transfers. Notwithstanding anything to the contrary in this
Section 4(a), if a Sale Event will result in the holders of the Company's Common Stock receiving only cash, property and/or securities which are not listed on a national securities exchange or the National Market System (a "Warrant Expiration Sale Event"), the Warrant shall expire and no longer be exercisable as of the date of the closing of such Warrant Expiration Sale Event and no new Warrant shall be issued.

(b) SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Exercise Price and the number of Shares issuable upon exercise hereof shall be proportionately adjusted.

(c) STOCK DIVIDENDS. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend payable in shares of Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution (the "Record Date"), to that price determined by multiplying the Exercise Price in effect immediately prior to the Record Date by a fraction
(i) the numerator of which shall be the total number of shares of Common
Stock outstanding immediately prior to such dividend or distribution, and
(ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution, and the number of Shares subject to this Warrant shall be adjusted, from and after the Record Date, to that number determined by multiplying the number of shares of Common Stock for which this Warrant may be exercised immediately prior to the Record Date by a fraction (x) the numerator of which shall be the Exercise Price immediately prior to the Record Date, and (y) the denominator of which shall be the Exercise Price on and immediately after the Record Date, as adjusted in accordance with the provisions of this Section 4(c).

(d) NOTICE OF ADJUSTMENTS. Whenever the Exercise Price shall be adjusted pursuant to the provisions hereof, the Company shall within thirty (30) days of such adjustment deliver a certificate signed by its chief financial officer to the registered holder(s) hereof setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price after giving effect to such adjustment.

5. NO IMPAIRMENT. The Company will not, by amendment of its Third Amended and Restated Certificate of Incorporation (as may be further amended and/or restated from time to time) or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

6. FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based upon the per share fair market value of the Common Stock on the date of exercise.

7. COMPLIANCE WITH SECURITIES ACT; DISPOSITION OF WARRANT OR SHARES OF COMMON STOCK.

(a) COMPLIANCE WITH SECURITIES ACT. The holder of this Warrant, by acceptance hereof, agrees that this Warrant and the Shares to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Securities Act"). This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY'S COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED OR (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

(b) DISPOSITION OF WARRANT AND SHARES. With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration thereof, the holder hereof and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel in form acceptable to the Company's counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Securities Act then in effect or any federal or state law then in effect) of this Warrant or such Shares and indicating whether or not under the Securities Act certificates for this Warrant or such Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Securities Act. Each certificate representing this Warrant or the Shares thus transferred (except a transfer pursuant to Rule 144 under the Securities Act) shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Securities Act unless, in the aforesaid opinion of counsel for the holder, such legend is not required in order to insure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with the foregoing restrictions.

8. NOTICE OF CERTAIN EVENTS. The Company shall provide the holder of this Warrant with at least thirty (30) days notice (or such greater amount of notice as Delaware law requires to be given to shareholders having the right to vote at a meeting on any Sale Event) prior to (i) any Sale Event, (ii) any liquidation, dissolution or winding up of the Company or (iii) the record date for any cash dividend declared on the Company's Common Stock.

9. REPRESENTATIONS AND WARRANTIES. This Warrant is issued and delivered on the basis of the following:

(a) This Warrant has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms;

(b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable;

(c) The rights, preferences, privileges and restrictions granted to or imposed upon the Shares and the holders thereof are as set forth in the Company's Third Amended and Restated Certificate of Incorporation, a true and complete copy of which has been delivered to the original holder of this Warrant.

10. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

11. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be in writing and shall delivered or sent to each such holder at its address as shown on the books of the Company or to the Company at its principal executive office and shall be deemed received (i) if personally delivered or sent by electronic facsimile transmission, upon actual receipt, or (ii) if sent by reputable overnight courier service, twenty-four hours after deposit with such courier service, or
(iii) if sent by certified mail (postage prepaid), return receipt requested, forty-eight hours after deposit in the mail.

12. BINDING EFFECT ON SUCCESSORS; NON-ASSIGNABILITY. Except as provided in
Section 4(a) above, this Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. This Warrant may not be transferred or assigned (by operation of law or otherwise) by the holder without the prior written consent of the Company, except to a successor-in-interest of all or substantially all of the holder's assets or to an affiliate of the holder formed solely for the purpose of holding securities and other investments.

13. LOST WARRANTS OR STOCK CERTIFICATES. The Company covenants to the holder hereof that upon receipt of evidence reasonable satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate issued upon exercise hereof and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company shall make and deliver a new Warrant or stock certificate, or like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

14. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

15. EQUITABLE RELIEF. Because legal remedies may be inadequate to enforce the provisions of this Warrant, equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions hereof.

16. SAVINGS CLAUSE. If any provisions of this Warrant shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

17. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, without giving effect to its conflicts of laws provisions.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Date: ________________, 1999

WEBHIRE, INC.


By:
Name:
Title:

                                    EXHIBIT B

              STANDARD TERMS AND CONDITIONS FOR YAHOO! ADVERTISING

The following terms and conditions (the "Standard Terms") shall be deemed to be incorporated into the attached insertion order (the "Insertion Order"):

1. TERMS OF PAYMENT. Advertiser must submit completed credit application to determine terms of payment. If no credit application is submitted or the request for credit is denied by Yahoo! Inc. ("Yahoo") in its sole discretion, the Insertion Order must be paid in advance of the advertisement start date. Major credit cards (VISA, M/C and American Express) are accepted. If Yahoo approves credit, Advertiser will be invoiced on the first day of the contract period set forth on the Insertion Order and payment shall be made to Yahoo within thirty
(30) days from the date of invoice ("Due Date"). Amounts paid after the Due Date shall bear interest at the rate of one percent (1%) per month (or the highest rate permitted by law, if less). In the event Advertiser fails to make timely payment, Advertiser will be responsible for all reasonable expenses (including attorneys' fees) incurred by Yahoo in collecting such amounts. Yahoo reserves the right to suspend performance of its obligations hereunder (or under any other agreement with Advertiser) in the event Advertiser fails to make timely payment hereunder or under any other agreement with Yahoo.

2. POSITIONING. Except as otherwise expressly provided in the Insertion Order, positioning of advertisements within the Yahoo properties or on any page is at the sole discretion of Yahoo. Yahoo may, at its sole discretion, remove from the insertion order (and substitute with similar inventory) any keyword or category page that it believes to be a trademark, trade name, company name, product name or brand name belonging to or claimed by a third party.

3. USAGE STATISTICS. Unless specified in the Insertion Order, Yahoo makes no guarantees with respect to usage statistics or levels of impressions for any advertisement. Advertiser acknowledges that delivery statistics provided by Yahoo are the official, definitive measurements of Yahoo's performance on any delivery obligations provided in the Insertion Order. The processes and technology used to generate such statistics have been certified and audited by an independent agency. No other measurements or usage statistics (including those of Advertiser or a third party ad server) shall be accepted by Yahoo or have bearing on the Insertion Order.

4. RENEWAL. Except as expressly set forth in the Insertion Order, any renewal of the Insertion Order and acceptance of any additional advertising order shall be at Yahoo's sole discretion. Pricing for any renewal period is subject to change by Yahoo from time to time.

5. NO ASSIGNMENT OR RESALE OF AD SPACE. Advertiser may not resell, assign or transfer any of its rights hereunder, and any attempt to resell, assign or transfer such rights shall result in immediate termination of this contract, without liability to Yahoo.

6. LIMITATION OF LIABILITY. In the event (i) Yahoo fails to publish an advertisement in accordance with the schedule provided in the Insertion Order,
(ii) Yahoo fails to deliver the number of total page views specified in the Insertion Order (if any) by the end of the specified period, or (iii) of any other failure, technical or otherwise, of such advertisement to appear as provided in the Insertion Order, the sole liability of Yahoo to Advertiser shall be limited to, at Yahoo's sole discretion, a pro rata refund of the advertising fee representing undelivered page views, placement of the advertisement at a later time in a comparable position, or extension of the term of the Insertion Order until total page views are delivered. In no event shall Yahoo be responsible for any consequential, special, punitive or other damages, including, without limitation, lost revenue or profits, in any way arising out of or related to the Insertion Order/Standard Terms or publication of the advertisement, even if Yahoo has been advised of the possibility of such damages. Without limiting the foregoing, Yahoo shall have no liability for any failure or delay resulting from any governmental action, fire, flood, insurrection, earthquake, power failure, riot, explosion, embargo, strikes whether legal or illegal, labor or material shortage, transportation interruption of any kind, work slowdown or any other condition beyond the control of Yahoo affecting production or delivery in any manner.

7. ADVERTISERS REPRESENTATIONS; INDEMNIFICATION. Advertisements are accepted upon the representation that Advertiser has the right to publish the contents of the advertisement without infringing the rights of any third party and without violating any law. In consideration of such publication, Advertiser agrees, at its own expense, to indemnify, defend and hold harmless Yahoo, and its employees, representatives, agents and affiliates, against any and all expenses and losses of any kind (including reasonable attorneys' fees and costs) incurred by Yahoo in connection with any claims, administrative proceedings or criminal investigations of any kind arising out of publication of the advertisement and/or any material of Advertiser to which users can link through the advertisement (including without limitation, any claim of trademark or copyright infringement, defamation, breach of confidentiality, privacy violation, false or deceptive advertising or sales practices).

8. PROVISION OF ADVERTISING MATERIALS. Advertiser will provide all materials for the advertisement in accordance with Yahoo's policies in effect from time to time, including (without limitation) the manner of transmission to Yahoo and the lead-time prior to publication of the advertisement. Yahoo shall not be required to publish any advertisement that is not received in accordance with such policies and reserves the right to charge Advertiser, at the rate specified in the Insertion Order, for inventory held by Yahoo pending receipt of acceptable materials from Advertiser which are past due. Advertiser hereby grants to Yahoo a non-exclusive, worldwide, fully paid license to use, reproduce and display the advertisement (and the contents, trademarks and brand features contained therein) in accordance herewith.

9. RIGHT TO REJECT ADVERTISEMENT. All contents of advertisements are subject to Yahoo's approval. Yahoo reserves the right to reject or cancel any advertisement, insertion order, URL link, space reservation or position commitment, at any time, for any reason whatsoever (including belief by Yahoo that placement of advertisement, URL link, etc., may subject Yahoo to criminal or civil liability).

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10. CANCELLATIONS. Except as otherwise provided in the Insertion Order, the
Insertion Order is non-cancelable by Advertiser.

11. CONSTRUCTION. No conditions other than those set forth in the Insertion Order or these Standard Terms shall be binding on Yahoo unless expressly agreed to in writing by Yahoo. In the event of any inconsistency between the Insertion Order and the Standard Terms, the Standard Terms shall control.

12. MISCELLANEOUS. These Standard Terms, together with the Insertion Order, (i) shall be governed by and construed in accordance with, the laws of the State of California, without giving effect to principles of conflicts of law; (ii) may be amended only by a written agreement executed by an authorized representative of each party; and (iii) constitute the complete and entire expression of the agreement between the parties, and shall supersede any and all other agreements, whether written or oral, between the parties. Advertiser shall make no public announcement regarding the existence or content of the Insertion Order without Yahoo's written approval, which may be withheld at Yahoo's sole discretion. Both parties consent to the jurisdiction of the courts of the State of California with respect to any legal proceeding arising in connection with the Insertion Order/Standard Terms.




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